SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Select Medical Corporation

(Exact name of registrant as specified in its charter)

Delaware	23-2872718

(State of incorporation or organization)	(IRS Employer Identification No.)

4716 Old Gettysburg Road, Mechanicsburg, PA	17055

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this Form relates: None.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, Par Value $.01	Name of each exchange on which each class is to be registered New York Stock Exchange

Series A Junior Participating Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
SPECIMEN CERTIFICATE FOR REGISTRANT'S COMMON STOCK

Item 1. Description of Registrant’s Securities to be Registered

A complete description of the Common Stock, par value $.01 per share, of Select Medical Corporation (the “Registrant”) which is to be registered hereunder is contained under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-48856), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 3, 2001. Such description is hereby incorporated by reference.

A complete description of the Series A Junior Participating Preferred Stock Purchase Rights of the Registrant which are to be registered hereunder is contained under the caption “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A (Registration No. 000-32499) filed by the Registrant with the Commission on October 1, 2001. Such description is hereby incorporated by reference.

Item 2. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number	Document

1.1	Specimen certificate for Registrant’s Common Stock.

1.2	Form of Restated Certificate of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on March 30, 2001.

1.3	Select Medical Corporation Amended and Restated Bylaws, incorporated herein by reference to Exhibit 3.2 to the Registrant’s annual report for the fiscal year ended Dec. 31, 2001 on Form 10-K, filed with the Commission on March 5, 2002 (the “2001 Form 10-K”).

1.4	Amendment No. 1 to the Amended and Restated Bylaws of Select Medical Corporation, incorporated herein by reference to Exhibit 3.3 to the 2001 Form 10-K.

1.5	Amendment No. 2 to the Amended and Restated Bylaws of Select Medical Corporation, incorporated herein by reference to Exhibit 3.4 to the 2001 Form 10-K.

1.6	Rights Agreement dated as of September 17, 2001 between Select Medical Corporation and Mellon Investor Services LLC, as Rights Agent, which includes as Exhibit B the Form of Right Certificate, incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form 8-A filed on October 1, 2001.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SELECT MEDICAL CORPORATION

	By	/s/ Robert A. Ortenzio

Robert A. Ortenzio President and Chief Executive Officer

Date: August 21, 2002